UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2015 (March 4, 2015)

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Certain Officers.

On March 4, 2015, NCI Building Systems, Inc. (“NCI” or the “Company”), as a result of its commercial sales reorganization, notified Mark W. Dobbins that he would no longer serve as President of Metal Components Division effective March 9, 2015, due to the elimination of that position. Also on March 4, 2015, as a result of its commercial sales reorganization, the Company notified Bradley D. Robeson that he would no longer serve as President of Engineered Buildings Division effective March 9, 2015, due to the elimination of that position.

Each individual will continue to be employed by the Company as an advisor to Donald R. Riley, President of Group Business Segment, until the individual’s separation of employment effective at or near July 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2015	NCI BUILDING SYSTEMS, INC.

	By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General Counsel and Secretary